Q2 2019 Financial Results Exhibit 99.1

Forward-Looking Statements This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Byline Bancorp, Inc.

Second Quarter 2019 Highlights

Earnings	▪ Net income of $13.2 million, or $0.34 per diluted share; adjusted net income of $15.9 million, or $0.41 per diluted share
	  ▪ Merger-related and system conversion expenses impacted EPS by $0.07
	▪ ROAA of 1.00% and ROATCE of 11.32%[1] for 2Q19 compared to 0.29% and 3.34% in 2Q18
	  ▪ Adjusted ROAA of 1.21% and ROATCE of 13.44%, up 7 bps and 90 bps from 1Q19

Revenue	▪ Total revenue of $68.6 million, an increase of 10.6% from 1Q19 and 28.8% from 2Q18 ▪ NIM excluding accretion up 14bps and net interest income increased 8.7% from 1Q19 ▪ Non-interest income increased 18.3% from 1Q19 primarily due to higher gain on sale revenue
Balance Sheet	▪ Solid loan and lease originations of $181.5 million ▪ Payoffs of $136.2 million for the quarter up from $81.8 million in 1Q19 ▪ Total loans of $3.9 billion, up 8.3% and 15.4% for quarter and year-over-year respectively ▪ Total deposits of $4.1 billion, up $251.7 million or 6.6% from 1Q19 and 11.4% from 2Q18
Key Operating Trends	▪ Lowered Efficiency Ratio to 61.19% from 62.68% in 1Q19 ▪ Adjusted Efficiency Ratio[1] improved to 56.02% from 59.55% in 1Q19 ▪ Cost of deposits of 0.92% increased 5 bps from 1Q19, down from a 12bps increase in 1Q19 ▪ Provision expense covered NCOs of 25 bps which remained steady over the quarter
Notable Developments	▪ Completed acquisition of Oak Park River Forest Bankshares ▪ Leadership transition following previously announced retirements ▪ Market dislocation creating good opportunities ▪ Planning for Oak Park River Forest integration

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(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Loan and Lease Trends Loan & Lease Originations and Payoffs June 30, 2018 June 30, 2019 ($ in millions) Originated and Acquired Loan & Lease Portfolio Total loans and leases were $3.9 billion at 2Q19, an increase of $295.6 million or 8.3% from the prior quarter and 15.4% from 2Q18 Originated portfolio increased by $97.2 million or 15.6% annualized Growth primarily driven by C&I portfolio and government guaranteed lending Acquired portfolio increased by $198.4 million Payoff activity increased by $54.4 million versus 1Q19 $136.2 million in 2Q19 compared to $81.8 million in 1Q19

Total deposits increased $251.7 million to $4.1 billion Growth in DDAs primarily attributable to acquisition Rate of increase in deposit costs moderated from prior quarter Total deposit costs increased 5 bps compared to 12 bps in prior quarter Cost of interest bearing deposits increased 7 bps compared to 18 bps in prior quarter Deposit Trends Average Non-Interest Bearing Deposits ($ in millions) Deposit Composition Cost of Interest Bearing Deposits

Net Interest Income and Net Interest Margin Trends Net interest income increased $4.4 million to $54.4 million, primarily due to partial quarter impact of acquisition and organic loan growth Net interest margin expanded 8 basis points to 4.51% from 1Q19 despite smaller impact from accretion income Net interest margin (excluding accretion income)1 increased 14 basis points to 4.11%, primarily due to higher yielding loans added through the acquisition and increased originations of U.S. government guaranteed loans Earning asset yields increased 12 basis points to 5.53% from 1Q19, primarily due to the increase in average loan yield Net Interest Margin Net Interest Income ($ in millions) NIM, Yields, and Costs

Total Non-Interest Income Non-Interest Income Trends Non-interest income increased $2.2 million from 1Q19 Higher net gains on sales of loans, due to an increase in government guaranteed loan sales $973 thousand in gain on sales of securities $1.2 million revaluation charge to servicing asset due to prepayment activity ($ in millions) Total SBC Closed Loan Commitments Net Gains on Sales of Loans $150.6 million in closed loan commitments in 2Q19, compared to $101.6 million in 1Q19 $75.2 million of loan sales in 2Q19, compared to $66.2 million in 1Q19 Average premium increased due to the mix of loans sold Small Business Capital

Non-Interest Expense Trends Non-interest expenses reflect partial quarter impact of acquisition Non-interest expense, excluding significant adjustment items(1), was $40.4 million $3.5 million in expenses related to merger costs and core system conversion Lower payroll taxes offset by higher salaries and benefits expense resulting from personnel added in the acquisition Adjusted efficiency ratio(1) of 56.02%, compared with 59.55% in prior quarter and 63.28% in 2Q18 ($ in millions) Efficiency Ratio Non-Interest Expense Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. (1) (1)

Asset Quality Trends NCOs remained consistent at 0.25% in 2Q19 ALLL/Loans and Leases increased to 0.81% in 2Q19 compared to 0.76% in 1Q19 Non performing assets increased 13 bps to 0.83% in 2Q19 NPLs/ Total Loans & Leases increased to 0.95% in 2Q19 from 0.85% in 1Q19 NPLs/ Total Loans & Leases (excluding government guaranteed) increased to 0.82% in 2Q19 from 0.71% in 1Q19 Increase in NPLs primarily attributed to unguaranteed government loans Other real estate owned increased by $3.3 million during the quarter, primarily due to properties added with the acquisition Acquisition accounting adjustments on acquired loans stood at $37.1 million versus $29.3 in the prior quarter NPLs / Total Loans & Leases ALLL / Loans & Leases

Appendix

Byline Bancorp, Inc.

Five Quarter Financial Summary

($ in millions, except per share data)

	For the Three Months Ended,				
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Income Statement					
Net interest income	$54.4	$50.1	$53.3	$52.6	$39.1
Provision	6.4	4.0	3.9	5.8	4.0
Non-interest income	14.2	12.0	14.3	10.9	14.2
Non-interest expense	44.0	40.7	40.1	37.7	45.5
Pretax income	18.3	17.4	23.6	19.9	3.8
Income taxes	5.1	4.8	6.5	5.4	1.1
Net income	**13.2**	**12.6**	**17.1**	**14.5**	**2.8**
Dividends on preferred shares	0.2	0.2	0.2	0.2	0.2
Net income available attributable to common shareholders	**$13.0**	**$12.4**	**$16.9**	**$14.3**	**$2.6**
Diluted earnings per common share[1]	**$0.34**	**$0.34**	**$0.46**	**$0.39**	**$0.08**
Balance Sheet					
Total loans and leases	$3,863.1	$3,567.6	$3,501.6	$3,455.8	$3,348.7
Total deposits	4,060.2	3,808.5	3,749.9	3,740.8	3,644.9
Tangible common equity[1]	525.7	498.5	478.6	456.6	441.3
Balance Sheet Metrics					
Loans and leases / deposits	95.60%	93.69%	93.91%	92.62%	92.03%
Tangible common equity / tangible assets[1]	10.09	10.28	10.01	9.60	9.51
Key Performance Ratios					
Net interest margin	4.51%	4.43%	4.69%	4.73%	4.43%
Efficiency ratio	61.19	62.68	56.63	56.41	83.26
Adjusted efficiency ratio[1]	56.02	59.55	54.76	55.62	63.28
Non-interest expense to average assets	3.34	3.32	3.25	3.11	4.72
Non-interest income to total revenues[1]	20.67	19.31	21.16	17.17	26.68
Return on average assets	1.00	1.03	1.39	1.20	0.29
Adjusted return on average assets[1]	1.21	1.14	1.47	1.23	1.10
Tangible book value per share[1]	$13.79	$13.70	$13.17	$12.59	$12.18

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(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Non-GAAP Reconciliation

Non-GAAP Reconciliation (continued)

Non-GAAP Reconciliation (continued)

Non-GAAP Reconciliation (continued)

Non-GAAP Reconciliation (continued)